QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.2

ev3 Inc.

Incorporated under the laws
of the State of Delaware

AMENDED AND RESTATED

BY-LAWS

As adopted on June 6, 2005

ev3 Inc.

BY-LAWS

i

ii

AMENDED AND RESTATED

BYLAWS

OF

ev3 Inc.

ARTICLE I
OFFICES

        SECTION 1.01 Registered Office.

        ev3 Inc. (the "Corporation") shall at all times maintain a registered office in the State of Delaware. The registered office and registered agent of the Corporation shall be fixed in the Corporation's Certificate of Incorporation and may be changed from time to time by the Corporation in the manner specified by law.

        SECTION 1.02 Other Offices.

        The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        SECTION 2.01 Place of Meetings.

        Meetings of the stockholders for the election of directors or for any other purpose will be held at such time and place, either within or without the State of Delaware as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the Delaware General Corporation Law (the "DGCL").

        SECTION 2.02 Annual Meeting.

        (A)  Annual meetings of stockholders will be held each year on such date and at such time as designated by the Board of Directors. At the annual meeting, and in accordance with the Certificate of Incorporation, stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

        (B)  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice of meeting delivered pursuant to Section 6.01 of these Bylaws, (2) by or at the direction of the Chairman of the Board of Directors or (3) by any stockholder of the Corporation who is entitled to vote at the meeting who complied with the notice procedures set forth in paragraphs (B), (C) and (D) of this Section 2.02 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

        (C)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (B) of this Section 2.02, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year's meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice.

        (D)  Such stockholder's notice also shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's stock transfer books, and of such beneficial owner and (b) the class, series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

        (E)  Only such persons who are nominated in accordance with the procedures set forth in this Section 2.02 shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.

        (F)  Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances. Notwithstanding the foregoing provisions of this Section 2.02, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.02.

        Whenever used in these Bylaws, "public announcement" shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        SECTION 2.03 Special Meetings.

        Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by applicable law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors or (iii) the President and Chief Executive Officer and shall be called by the President and Chief Executive Officer at the request of one or more stockholders holding shares of common stock representing more than 50% of the combined voting power of the outstanding common stock then entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called will be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        SECTION 2.04 Notice of Meetings.

        Notice of any meeting of stockholders shall be given in accordance with Section 6.01 of these Bylaws. Notice of any meeting of stockholders may be waived in accordance with Section 6.02 of these Bylaws.

        SECTION 2.05 Quorum.

        Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by applicable law or by the Certificate of Incorporation, the holders representing a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, the Chairman of the meeting or stockholders representing a majority of the capital stock entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the meeting. The stockholders present at a duly called meeting at which a quorum was originally present may continue to transact business until adjourned, notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

        SECTION 2.06 Voting.

        Subject to the rights of the holders of any series of preferred stock and except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders will be decided by the vote of the holders of at least a majority of the voting power of the capital stock represented and entitled to vote thereat. Except as otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders is entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy will be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting be cast by written ballot.

        SECTION 2.07 Consent of Stockholders in Lieu of Meeting.

        Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        SECTION 2.08 List of Stockholders Entitled to Vote.

        The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

        SECTION 2.09 Stock Ledger.

        The stock ledger of the Corporation is the only evidence as to the stockholders who are entitled to examine the stock ledger, the list required by Section 2.08, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
DIRECTORS

        SECTION 3.01 Number of Directors.

        Subject to any rights of holders of preferred stock to elect directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time solely pursuant to a resolution adopted by a majority of the Corporation's directors then in office; provided that the Board of Directors shall consist of at least five members. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. The directors, other than the first Board of Directors, shall be elected at the annual meeting of stockholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

        SECTION 3.02 Vacancies.

        Any director may resign at any time upon written notice to the Corporation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by an affirmative vote of the majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law.

        When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.02 in the filling of other vacancies.

        SECTION 3.03 Duties and Powers.

        The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        SECTION 3.04 Meetings.

        The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there is one, the President and Chief Executive Officer, or a majority of directors. Notice thereof stating the place, date and hour of the meeting will be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegraph, cable, wireless or other form of electronic communication with twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        SECTION 3.05 Quorum.

        Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum is an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        SECTION 3.06 Actions of the Board of Directors in Lieu of a Meeting.

        Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        SECTION 3.07 Meetings by Means of Conference Telephone.

        Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.

        SECTION 3.08 Committees.

        The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors or these Bylaws establishing such committee, shall have and may exercise all the lawfully delegable powers, duties and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee will keep regular minutes and report to the Board of Directors when required. Each committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the rules and requirements of the NASDAQ National Market ("NASDAQ") or the New York Stock Exchange ("NYSE"), as applicable, and will have the right to retain independent legal counsel and advisors at the Corporation's expense.

        Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of Section 3.12, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such member's death, resignation or removal. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

        Meetings and actions of committees shall be governed by, and held and taken in accordance with the provisions of:

    (i)
    Section 3.04 (Meetings);

    (ii)
    Section 3.05 (Quorum);

    (iii)
    Section 3.06 (Actions in Lieu of a Meeting); and

    (iv)
    Section 3.07 (Meetings by means of Conference Telephone)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. Notwithstanding the foregoing:

    (i)
    the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

    (ii)
    special meetings of committees may also be called by resolution of the Board; and

    (iii)
    notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government if any committee is not consistent with the provisions of these bylaws.

        SECTION 3.09 Compensation.

        The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        SECTION 3.10 Interested Directors.

        No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        SECTION 3.11 Election and Removal of Directors.

        Any or all of the directors (other than the directors elected by the holders of any class or classes of preferred stock of the Corporation, voting separately as a class or classes, as the case may be) may be removed at any time only for cause by the affirmative vote of a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

        SECTION 3.12 Corporate Governance Compliance.

        Without otherwise limiting the powers of the Board of Directors and provided that shares of capital stock of the Corporation are listed for trading on either the NYSE or the NASDAQ, the Corporation shall comply with the corporate governance rules and requirements of the NYSE and the NASDAQ, as applicable.

        SECTION 3.13 Audit Committee.

        The Board of Directors shall establish an Audit Committee whose principal purpose will be to oversee the Corporation's and its subsidiaries' accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The Audit Committee will also determine the appointment of the independent auditors of the Corporation and any change in such appointment and ensure the independence of the Corporation's auditors. In addition, the Audit Committee will assume such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time. In the event of any inconsistency between this Section 3.13 and the Certificate of Incorporation, the terms of the Certificate of Incorporation will govern.

        SECTION 3.14 Compensation Committee.

        The Board of Directors shall establish a Compensation Committee whose principal duties will be to review employee compensation policies and programs as well as the compensation of the President and Chief Executive Officer and other executive officers of the Corporation, to recommend to the Board of Directors a compensation program for outside members of the Board of Directors, as well as such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time. In the event of any inconsistency between this Section 3.14 and the Certificate of Incorporation, the terms of the Certificate of Incorporation shall govern.

ARTICLE IV
OFFICERS

        SECTION 4.01 General.

        The officers of the Corporation will be elected by the Board of Directors. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, a President and Chief Executive Officer, a Secretary, a Chief Financial Officer, Vice Presidents or Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as determined by the Board of Directors from time to time in accordance with Section 4.11 of these Bylaws. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

        SECTION 4.02 Election.

        The Board of Directors at its first meeting held after each annual meeting of stockholders will elect the officers of the Corporation who will hold their offices for such terms and will exercise such powers and perform such duties as determined from time to time by the Board of Directors. All officers of the Corporation will hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors. The salaries of all officers of the Corporation will be fixed by the Board of Directors.

        SECTION 4.03 Voting Securities Owned by the Corporation.

        Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President and Chief Executive Officer, any Vice President or any other person authorized by the Board of Directors, the President and Chief Executive Officer and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer deems advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation owns securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

        SECTION 4.04 Chairman of the Board of Directors.

        The Chairman of the Board of Directors, if there is one, will preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors also will perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

        SECTION 4.05 President and Chief Executive Officer.

        Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board of Directors, the President and Chief Executive Officer shall, together with the Vice Presidents of the Corporation, have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws or the Board of Directors. The President and Chief Executive Officer shall, together with the Vice Presidents of the Corporation, also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him by the Bylaws. In the absence of the Chairman of the Board of Directors, the President and Chief Executive Officer shall preside at all meetings of the Board of Directors and of stockholders.

        SECTION 4.06 Vice Presidents.

        At the request of the President and Chief Executive Officer or in the event of a vacancy or in the event of his inability to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) will perform the duties of the President and Chief Executive Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. Each Vice President will perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there is no Chairman of the Board of Directors and no Vice President, the Board of Directors will designate the officer of the Corporation who, in the event of a vacancy or in the event of the inability of the President and Chief Executive Officer to act, will perform the duties of the President and Chief Executive Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer.

        SECTION 4.07 Secretary.

        The Secretary will attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also will perform like duties for the standing committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or President and Chief Executive Officer, under whose supervision he will be. If there is no Secretary, or the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President and Chief Executive Officer may choose another officer to cause such notice to be given.

        The Secretary will have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, will have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary will see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

        SECTION 4.08 Assistant Secretaries.

        Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President and Chief Executive Officer, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, will perform the duties of the Secretary, and when so acting, will have all the powers of and be subject to all the restrictions upon the Secretary.

        SECTION 4.09 Chief Financial Officer.

        The Chief Financial Officer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President and Chief Executive Officer), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or be the President and Chief Executive Officer if the Board does not do so. He may endorse for deposit or collection all checks, notes, and similar instruments payable to the Corporation or to its order. He shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and together with all of he property of the Corporation in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Chief Financial Officer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the President and Chief Executive Officer of the Corporation, whenever they may require it, an account of all his transactions and of the financial condition of the Corporation. In addition to the foregoing, the Chief Financial Officer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President and Chief Executive Officer if the Board of Directors does not do so.

        SECTION 4.10 Assistant Treasurer.

        The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Chief Financial Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 4.11 Other Officers.

        Such other officers as the Board of Directors may choose will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

        SECTION 4.12 Resignations.

        Any officer many resign at any time by giving written notice to the Board of Directors or to the President and Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

        SECTION 4.13 Removal.

        Any officer may be removed from office at any time, with or without cause, by the vote or written consent of a majority of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. In addition, any officer appointed by the President and Chief Executive Officer may be removed from office at any time, with or without cause, by the President and Chief Executive Officer.

        SECTION 4.14 Compensation.

        The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

        SECTION 4.15 Authority and Duties of Officers.

        In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

ARTICLE V
STOCK

        SECTION 5.01 Form of Certificates.

        The Corporation may issue certificates to evidence the shares of its stock, if and to the extent such certificates are issued, they will be signed, in the name of the Corporation by (i) the Chairman of the Board of Directors, the President and Chief Executive Officer, or a Vice President and (ii) the Chief Financial Officer or an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Corporation or other officer designated by the Board of Directors, certifying the number of shares owned by him in the Corporation.

        SECTION 5.02 Signatures.

        Where a stock certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        SECTION 5.03 Lost Certificates.

        The Board of Directors may direct a new certificate to be issued in place of any stock certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        SECTION 5.04 Transfers.

        Stock of the Corporation is transferable in the manner prescribed by law, the Certificate of Incorporation of the Corporation and in these Bylaws. If shares intended to be transferred are represented by stock certificates, transfers of stock will be made on books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which will be canceled before a new certificate is issued.

        SECTION 5.05 Record Date.

        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        SECTION 5.06 Beneficial Owners.

        The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares or owner-in-trust of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES

        SECTION 6.01 Notices.

        Whenever written notice is required to be given under applicable provisions of the DGCL, the Certificate of Incorporation or these Bylaws, to any director, member of a committee or stockholder, except as otherwise provided in these Bylaws, such notice may be given personally, or by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or by transmitting such notice thereof to him or her by facsimile, cable or, to the extent permissable under Section 232 of the DGCL, other electronic transmission to the number or address specified in the records of the Corporation.

        SECTION 6.02 Waivers of Notice.

        Whenever any notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is given, will be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
GENERAL PROVISIONS

        SECTION 7.01 Dividends.

        Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

        SECTION 7.02 Disbursements.

        All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        SECTION 7.03 Fiscal Year.

        Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the Corporation will begin on January 1st and end on December 31st in each calendar year.

        SECTION 7.04 Corporate Seal.

        The corporate seal will have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
INDEMNIFICATION

        SECTION 8.01 Insurance.

        To the fullest extent permitted by applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions its Certificate of Incorporation or otherwise.

ARTICLE IX
AMENDMENTS

        SECTION 9.01 Amendments.

        These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, in each case, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote for the Board of Directors, provided that an amendment to Sections 2.02, 2.03, 2.04 and 3.11 herein and this Section 9.01 shall require the consent of the holders of at least two-thirds of the outstanding shares entitled to vote for the Board of Directors, or by a majority of the Board of Directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws. Notice of such alteration, amendment, repeal or adoption of new Bylaws will be contained in the notice of such meeting of stockholders or Board of Directors.

QuickLinks

  Exhibit 3.2
ARTICLE I OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V STOCK
ARTICLE VI NOTICES
ARTICLE VII GENERAL PROVISIONS
ARTICLE VIII INDEMNIFICATION
ARTICLE IX AMENDMENTS